UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2013

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.
1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-3853	20-2777218

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number
1-4928	DUKE ENERGY CAROLINAS, LLC (a North Carolina limited liability company) 526 South Church Street Charlotte, North Carolina 28202-1803 704-382-3853 56-0205520	1-3274	DUKE ENERGY FLORIDA, INC. (a Florida corporation) 299 First Avenue North St. Petersburg, Florida 33701 704-382-3853 59-0247770
1-15929	PROGRESS ENERGY, INC. (a North Carolina corporation) 410 South Wilmington Street Raleigh, North Carolina 27601-1748 704-382-3853 56-2155481	1-1232	DUKE ENERGY OHIO, INC. (an Ohio corporation) 139 East Fourth Street Cincinnati, Ohio 45202 704-382-3853 31-0240030
1-3382	DUKE ENERGY PROGRESS, INC. (a North Carolina corporation) 410 South Wilmington Street Raleigh, North Carolina 27601-1748 704-382-3853 56-0165465	1-3543	DUKE ENERGY INDIANA, INC. (an Indiana corporation) 1000 East Main Street Plainfield, Indiana 46168 704-382-3853 35-0594457

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01.  Other Events.

On May 13, 2013, Standard & Poor’s Ratings Services (“S&P”) revised the ratings outlook on Duke Energy Corporation (“Duke Energy”) and its subsidiaries (collectively, the “Companies”) to “stable” from “negative” and affirmed Duke Energy’s BBB+ corporate credit rating and all issue ratings on the Companies at their current levels.  The outlook revision reflects S&P’s assessment that the Companies have reduced their downside risk by effectively handling the business, management and regulatory challenges that arose subsequent to the close of the merger with Progress Energy.  On July 25, 2012, S&P affirmed Duke Energy’s short-term credit rating of A-2, but lowered its corporate credit rating to BBB+ from A-, with a “negative” outlook, following the close of the merger with Progress Energy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: May 14, 2013	By:	/s/ Julia S. Janson
Executive Vice President, Chief Legal Officer and
Corporate Secretary

Date: May 14, 2013	DUKE ENERGY CAROLINAS, LLC
PROGRESS ENERGY, INC.
DUKE ENERGY PROGRESS, INC.
DUKE ENERGY FLORIDA, INC.
DUKE ENERGY OHIO, INC.
DUKE ENERGY INDIANA, INC.

	By:	/s/ Julia S. Janson
Executive Vice President and Chief Legal Officer